SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )



FILED BY THE REGISTRANT   [ X ]
FILED BY A PARTY OTHER THAN THE REGISTRANT   [   ]
CHECK THE APPROPRIATE BOX:
[ X  ]    PRELIMINARY PROXY STATEMENT
[    ]    DEFINITIVE PROXY STATEMENT
[    ]    DEFINITIVE ADDITIONAL MATERIALS
[    ]    SOLICITING MATERIAL PURSUANT TO SECTION 240.14A-11(C) OR SECTION
240.14A-12


                       FRONTIER OIL EXPLORATION COMPANY
     -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       FRONTIER OIL EXPLORATION COMPANY
     -------------------------------------------------------------------
                  (Name of Person(s) Filling Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[ x ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[    ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
       6(i)(3).
[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
   1)    Title of each class of securities to which transaction applies:

   2)    Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

   4)    Proposed maximum aggregate value of transaction:


1Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)    Amount Previously Paid:

   2)    Form, Schedule, or Registration Statement No.:

   3)    Filing Party:

   4)    Date Filed:

                        FRONTIER OIL EXPLORATION COMPANY
                      3006 SOUTH HIGHLAND DRIVE, SUITE 206
                          SALT LAKE CITY, UTAH  84106

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD        , 1996

TO THE SHAREHOLDERS OF FRONTIER OIL EXPLORATION COMPANY:

     The 1996 annual meeting of the shareholders (the "Annual Meeting") of
Frontier Oil Exploration Company (the "Company") will be held at          , Salt
Lake City, Utah, on        , 1996.  The Annual Meeting will convene at   :00
a.m., local time, to consider and take action on the following proposals:

      (1) To elect five directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

      (2) To approve amendment of the Company's Articles of Incorporation to change its corporate name from "Frontier Oil Exploration Company" to "FX Energy, Inc.";

      (3) To approve the Frontier Oil Exploration Company 1995 Stock Option and Award Plan; and

      (4) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     ONLY OWNERS OF RECORD OF THE 8,704,596 SHARES OF THE COMPANY'S COMMON STOCK ISSUED AND OUTSTANDING AS OF THE CLOSE OF BUSINESS ON JUNE 10, 1996 (THE "RECORD DATE"), WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE VOTE.

     HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING ON THE RECORD DATE MUST BE REPRESENTED AT THE MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.

     THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

                                         FRONTIER OIL EXPLORATION COMPANY
                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         -------------------------------------
                                         Andrew W. Pierce, Secretary
Salt Lake City, Utah
DATED:         , 1996


                                   IMPORTANT
REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                SPECIAL REQUEST
IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, NOMINEE, OR OTHER INSTITUTION, ONLY IT CAN VOTE YOUR SHARES. PLEASE CONTACT PROMPTLY THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR YOUR SHARES TO BE VOTED.

                        FRONTIER OIL EXPLORATION COMPANY
                      3006 SOUTH HIGHLAND DRIVE, SUITE 206
                          SALT LAKE CITY, UTAH  84106

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the management of Frontier Oil Exploration Company, d/b/a FX Energy (the "Company"), to be voted at the annual meeting of shareholders to
be held at          , Salt Lake City, Utah, on        , 1996, at   :00 a.m.,
local time, or at any adjournment thereof (the "Annual Meeting"). The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If no instructions are indicated on the enclosed proxy, at the Annual Meeting, the proxy will be voted:

      (1) FOR THE ELECTION OF THE FIVE NOMINEES OF MANAGEMENT SET FORTH HEREIN AS DIRECTORS OF THE COMPANY TO SERVE AS DIRECTORS UNTIL THE EXPIRATION OF THEIR RESPECTIVE TERMS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED;

      (2) FOR APPROVAL OF THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE ITS CORPORATE NAME FROM "FRONTIER OIL EXPLORATION COMPANY" TO "FX ENERGY, INC.";

      (3) FOR APPROVAL OF THE FRONTIER OIL EXPLORATION COMPANY 1995 STOCK OPTION AND AWARD PLAN (THE "PLAN"); AND

      (4) IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS ACTING AS PROXIES ON OTHER MATTERS PRESENTED FOR A VOTE.

     The enclosed proxy, even though executed and returned to the Company, may be revoked at any time before it is voted, either by giving a written notice, mailed or delivered to the secretary of the Company, by submitting a new proxy bearing a later date, or by voting in person at the Annual Meeting. If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the board of directors' recommendations as set forth above.

      The entire expense of this proxy solicitation will be borne by the Company. In addition to this solicitation, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, by telephone, or in person. This statement and form of proxy were first mailed to stockholders on or about
              .

     Only holders of the Company's 8,704,596 shares of common stock, par value $0.001 (the "Common Stock"), issued and outstanding as of the close of business on June 10 1996 (the "Record Date"), will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Holders of at least a majority of the 8,704,596 shares of Common Stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

     All properly executed and returned proxies as well as shares represented in person at the meeting will be counted for purposes of determining if a quorum is present, whether the proxies are instructed to abstain from voting or consist of broker non-votes. Under Nevada corporate law and the Company's articles of incorporation and bylaws, the election of directors requires a vote by a plurality of the shares present at the Annual Meeting and the amendment of the articles of incorporation requires approval by a majority of the issued and outstanding shares entitled to vote. All other matters except certain specified extraordinary matters are considered approved by the shareholders if approved by at least a majority of the shares constituting a quorum at a meeting of the shareholders. Therefore, abstentions and broker non-votes will have the same legal effect as a vote against matters other than the election of directors.

     Officers and directors holding an aggregate of 1,131,493 shares of Common Stock, or approximately 13.0% of the issued and outstanding shares, have indicated their intent to vote in favor of all proposals.


- ------------------------------------------------------------------------------

                             ELECTION OF DIRECTORS

- ------------------------------------------------------------------------------

GENERAL

      The Company's articles of incorporation provide that the board of directors shall be divided into three classes, with each class as equal in number as practicable. One class is to be elected each year for a three-year term. Due to the recent resignations and appointments of directors and the desire to have all directors elected by the stockholders, all five directors of the Company will be elected at the Annual Meeting. In order to apportion the directors into classes as equal in number as possible, one director will be elected to serve a one-year term, two directors will be elected to each serve a two-year term, and two directors will be elected to each serve a three-year term. The board of directors has nominated Andrew W. Pierce to serve for a term expiring at the annual meeting for fiscal year 1997, Scott J. Duncan and Thomas
B. Lovejoy each to serve for a term expiring at the annual meeting for fiscal year 1998, and David N. Pierce and Peter L. Raven each to serve for a term expiring at the annual meeting for fiscal year 1999, in each case until their respective successors shall have been elected and qualified.

      It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominee named below as director of the Company, except as otherwise specified in the proxy. In the event the nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person as may be designated by the board of directors. Biographical information follows for the person nominated and for each director whose term of office will continue after the Annual Meeting. The officers of the Company are elected at the annual meeting of the board of directors to hold office until their respective successors are elected and qualified. The information concerning the nominee and directors and their security holdings has been furnished by them to the Company. (See "PRINCIPAL SHAREHOLDERS" below.)

EXECUTIVE OFFICERS, DIRECTORS, AND NOMINEES

      The board of directors' nominees for election as directors of the Company at the Annual Meeting are David N. Pierce, Scott J. Duncan, Thomas B. Lovejoy, and Peter L. Raven. The following table sets forth the name, age, and position of each executive officer and director of the Company who has served in such position since the Company's last fiscal year:

                              Year

                        Director  Term     Business Experience During Past
       Name        Age   Since   Expires   Five Years and Other Information


David N. Pierce     50    1992    1996   President and a Director of the
                                         Company.  For over three years prior
                                         to 1992, he was Vice-President and
                                         director of the Company's
                                         predecessor, which he co-founded
                                         with his brother, Andrew W. Pierce,
                                         in January 1989. He became president
                                         and director of the Company on its
                                         acquisition of Exploration in March
                                         1992. Mr. Pierce has been engaged in
                                         an executive capacity with privately
                                         held oil and gas companies since
                                         1979 and has served exclusively in
                                         such a capacity with Exploration
                                         since its formation and with the
                                         Company since its acquisition of
                                         Exploration.  He is an attorney with
                                         over 20 years' experience in natural
                                         resources, securities and
                                         international business law.  He is a
                                         graduate of Princeton University and
                                         Stanford Law School.
Andrew W. Pierce    48    1992    1997   Vice-President and a Director of the
                                         Company.  For over three years prior
                                         to 1992, he was the President and a
                                         Director of the Company's
                                         predecessor, which he co-founded
                                         with his brother, David N. Pierce,
                                         in January 1989.  He has over 20
                                         years' oil and gas exploration,
                                         drilling, production and leasing
                                         experience.  Mr. Pierce has held
                                         primary management and line
                                         responsibility for drilling and
                                         completion operations on more than
                                         60 oil and gas wells in Montana,
                                         Wyoming, Utah and Nevada over the
                                         last 20 years and supervises all
                                         field operations of the Company.
Thomas B. Lovejoy   60    1995    1998   Vice-Chairman of the Board of
                                         Directors and a Director of the
                                         Company.  Mr. Lovejoy has been
                                         engaged in financial advisory and
                                         investment banking activities since
                                         1961.  In November 1992, Mr. Lovejoy
                                         formed Lovejoy Associates, Inc.,
                                         Greenwich, Connecticut, to provide
                                         financial strategic advice
                                         respecting private placements,
                                         mergers and acquisitions and other
                                         financial alternatives.  For three
                                         years prior to forming Lovejoy
                                         Associates, Inc., Mr. Lovejoy was
                                         managing director and head of
                                         natural resource, utility and mining
                                         groups for Prudential Securities,
                                         Inc., New York, New York.  From 1980
                                         to 1988, he was managing director
                                         and head of the energy and natural
                                         resources group of Paine Webber,
                                         Inc.  Since 1993, Mr. Lovejoy has
                                         been a director of Scaltech, Inc.,
                                         Houston, Texas, which processes
                                         petroleum refinery oily waste.  Mr.
                                         Lovejoy received an MBA from Harvard
                                         Business School and a B.S. from the
                                         Massachusetts Institute of
                                         Technology.
Peter L. Raven      57    1996    1998   Director of the Company. For over 25
                                         years, Mr. Raven was employed by
                                         Ultramar, PLC, London, England, a
                                         British holding company for a world-
                                         wide group of operating companies
                                         engaged in the exploration for, and
                                         production of, crude oil and natural
                                         gas and the shipping, refining and
                                         marketing of crude oil and petroleum
                                         products.  From 1957 through 1985,
                                         Mr. Raven held various positions
                                         with Ultramar and its U.K. and
                                         American subsidiaries.  From 1985
                                         through 1988, Mr. Raven was
                                         executive vice president, and from
                                         1988 through 1992, was president  of
                                         American Ultramar.  During this
                                         time, he also served as the chief
                                         financial officer of Ultramar PLC.
                                         Mr. Raven received his education
                                         from the Downside School in England,
                                         obtained his associate's degree from
                                         the Institute of Chartered
                                         Accountants in 1962, and graduated
                                         from the Harvard Business School
                                         Advanced Management Programme in
                                         1987.
Scott J. Duncan     47    1993    1996   Vice-President, Treasurer and a
                                         Director of the Company.  Mr. Duncan
                                         was a financial consultant to the
                                         Company from its inception in 1992
                                         through April 1993, when he became a
                                         full-time employee.  From December
                                         1988 through February 1992, Mr.
                                         Duncan served as a director and
                                         principal shareholder of MusicNet
                                         Holding Company, Salt Lake City,
                                         Utah.  In March 1989, he became
                                         secretary/treasurer of MusicNet and
                                         in December 1989 was elected its
                                         president.  He continued in those
                                         positions until February 1992.  Mr.
                                         Duncan served as president, director
                                         and principal shareholder of
                                         Hastings Corp., Salt Lake City,
                                         Utah, from May 1990 until January
                                         1992, when it acquired Anodyne
                                         Corporation, a Whitmore Lake,
                                         Michigan, manufacturer of a patented
                                         lift device. Mr. Duncan is a
                                         graduate of the University of Utah
                                         School of Business.

  * The year given for the expiration of the term of each incumbent director does not give effect to the election of such incumbent to the term as proposed herein. In order to effect the reassignment of individual directors to the proposed terms, the incumbent directors will resign from their current terms upon their reelection to such terms.


VOTE REQUIRED

     Directors are elected by the affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Annual Meeting. Abstentions and broker non-votes will not be counted in the election of directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES OF MANAGEMENT SET FORTH HEREIN AS DIRECTORS OF THE COMPANY, TO SERVE IN SUCH CAPACITIES UNTIL THE EXPIRATION OF THEIR TERM AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

- ------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

- ------------------------------------------------------------------------------



      Unless otherwise indicated, the terms of the following transactions between related parties were not determined as a result of arm's length negotiations.

AMOUNTS DUE TO AND FROM AFFILIATES

      During 1994, David N. Pierce and Andrew W. Pierce provided their management services to the Company through Pierce-Arrow Management, Inc. ("Pierce-Arrow"), a company which they own. Total amounts accrued to Pierce-Arrow were $195,067 for 1994. As of December 31, 1995, the Company owed Pierce-Arrow a total of $95,005, including interest at 9% of $17,997, for such services provided previously. During the first quarter of 1996, the Company paid Pierce-Arrow $60,000 reducing the outstanding balance due Pierce-Arrow to $35,551 (including interest) as of March 31, 1996.

      There has been no independent review or determination of the fairness or reasonableness of the terms of the arrangements between the Company and Pierce-Arrow.

INTERIM LOAN COMMITMENT; CONSULTING AGREEMENT

     Effective August 3, 1995, the Company entered into a loan agreement with an existing shareholder, Thomas B. Lovejoy, which provided for borrowing, with interest at the shareholder's borrowing rate plus 2%, through March 31, 1996, up to $430,000, reduced by the amount of any equity investment in the Company by such shareholder after August 1, 1995. As a result of Mr. Lovejoy's subsequent equity investment of $370,000, the available borrowing under this line of credit was reduced to $60,000. No amounts were borrowed by the Company under this credit facility prior to its expiration on March 31, 1996.

     On August 3, 1995, the Company also agreed to engage Mr. Lovejoy's company, Lovejoy Associates, Inc., as financial consultant. The parties subsequently entered into a formal consulting agreement, effective August 3, 1995, with Lovejoy Associates, Inc., under which it advises the Company respecting future financing alternatives, identifying possible sources of debt and equity financing, with particular emphasis on funding for the Baltic Concession and the Company's relationship with the investment community at a fee of $10,000 per month commencing October 15, 1995, and continuing through December 31, 1997.
The Company agreed to reimburse the consultant for out-of-pocket expenses.

     In consideration of the consulting agreement and a loan agreement now expired, the Company issued to Lovejoy Associates, Inc., 200,000 shares of restricted Common Stock and granted to Mr. Lovejoy options to purchase 350,000 shares of Common Stock at an exercise price of $3.00 per share. The options became immediately exercisable to purchase 150,000 shares of Common Stock and subsequently become exercisable respecting an additional 100,000 shares on December 31, 1996, and an additional 100,000 shares on December 31, 1997, unless the consulting agreement with Lovejoy Associates, Inc., has previously been terminated by the Company for cause. The options may be exercised at any time within five years after they become exercisable. The Company recognized $400,000 as compensation expense in connection with the issuance of such 200,000 shares. The Company has agreed to register the resale of shares of Common Stock issuable on the exercise of the option. At the optionee's election, any tax withholding obligation may be satisfied by the optionee tendering shares of Common Stock to the Company or by the Company withholding shares otherwise issuable on exercise of the options. The foregoing was the result of arm's length negotiations.

- ------------------------------------------------------------------------------

                             PRINCIPAL SHAREHOLDERS

- ------------------------------------------------------------------------------



     The following table sets forth, as of the Record Date, the name, address and shareholdings of each person who owns of record, or was known by the Company to own beneficially, 5% or more of the Common Stock currently issued and outstanding; the name and shareholdings of each director; and the shareholdings of all executive officers and directors as a group. Unless otherwise indicated, all shares consist of Common Stock, and all such shares are owned beneficially and of record by the named person or group.
                                                                    Percentage
                                                                        of
                                    Nature of                       Ownership
    Name of Beneficial Owner        Ownership      Amount(1)           (2)


PRINCIPAL STOCKHOLDERS
 David N. Pierce                Common Stock         227,993 (3)          2.6%
 3006 Highland Drive, No. 206   Options              750,000 (7)          7.9%

 Salt Lake City, Utah  84106    Total                977,993             10.3%

 Andrew W. Pierce               Common Stock         210,000 (4)          2.4%
 3006 Highland Drive, No. 206   Options              700,000 (7)          7.4%

 Salt Lake City, Utah  84106    Total                910,000              9.7%

 Thomas B. Lovejoy              Common Stock         419,000 (5)          4.8%
 48 Burying Hill Road           Options              350,000 (7)          3.9%

 Greenwich, Connecticut 06831   Total                769,000              8.5%

 The Wood River Trust           Common Stock         500,000 (9)          5.7%
 370 Lexington Avenue, No. 400
 New York, New York  10017

 MML Management, Ltd.           Common Stock         532,028              6.1%
 19 Willis Street               Warrants              43,194 (8)          0.5%

 Armadale 3143                  Total                575,222              6.6%
 Melbourne, Australia

 National Australia Trustees    Common Stock         411,364              4.7%
 271 Collins Street             Warrants              36,500 (7)          0.4%
 Melbourne 3000                 Total                447,864              5.1%
 Australia

DIRECTORS
 David N. Pierce                 -------------------(See Above)-------------

 Andrew W. Pierce                -------------------(See Above)-------------

 Scott J. Duncan                Common Stock         242,000 (6)          2.8%
                                Options               50,000 (7)          0.6%

                                Total                292,000              3.3%

 Thomas B. Lovejoy                 -------------------(See Above)-------------

 Peter L. Raven                  Common Stock           32,500            0.4%

ALL EXECUTIVE OFFICERS AND
DIRECTORS AS A GROUP (5          Common Stock        1,131,493           13.0%
PERSONS)
                                 Options             2,050,000           19.1%

                                  Total              3,181,493           29.6%



(1)Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment and dispositive power.
(2)Calculations of total percentages of shares outstanding for each individual assumes the exercise of options held by that individual to which the percentage relates. Percentages calculated for totals of all executive officers and directors as a group assume the exercise of all options held by the indicated group.
(3)Includes 127,493 shares held by Mr. Pierce jointly with his wife, Mary Phillips; 20,000 shares held by Mary Phillips; 40,000 shares held by Mr. Pierce as custodian for minor children; 20,000 shares held by Alysa Thirsk, an adult child living in Mr. Pierce's household; and 20,000 held by Mary Phillips as custodian for a minor child. Mr. Pierce is deemed to hold or share voting and dispositive power over all of such shares.
(4)Includes 10,000 shares held by a minor child. Mr. Pierce is deemed to hold dispositive power over all of such shares.
(5)Includes 12,000 shares held in trust for the benefit of Mr. Lovejoy's children, 49,500 shares held in Mr. Lovejoy's IRA account, and 208,000 shares held by Lovejoy Associates, Inc., (of which Mr. Lovejoy is sole owner). Mr. Lovejoy is deemed to hold dispositive power over all of such shares.
(6)Includes 10,000 shares held solely by Mr. Duncan; 172,000 shares held by Mr. Duncan jointly with his wife, Cathy H. Duncan; 20,000 shares held solely by Cathy H. Duncan; and 40,000 shares held by Cathy Duncan as custodian for minor children. Mr. Duncan is deemed to hold or share voting and dispositive power over all of such shares.
(7)These options give the holders the right to acquire shares of Common Stock at prices ranging from $1.50 to $3.00 per share with various expiration dates ranging from May 1998 to June 2004. Certain of the options are subject to vesting requirements but are reflected in the table as being fully vested and exercisable. See "ITEM 10. EXECUTIVE COMPENSATION: Options and Warrants to Executive Officers, Directors, and Others."
(8)These warrants give the holder the right to acquire shares of Common Stock at a price of $1.65 per share expiring September 19, 1999.
(9)Includes 25,000 shares of Common Stock held by the Rumsey Royalty Trust. The Wood River Trust and Rumsey Royalty Trust are both affiliates of Sunshine Pacific Corporation.


COMPLIANCE WITH EXCHANGE ACT REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% shareholders are required to furnish the Company with copies of all section 16(a) forms they file.

     Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, furnished to the Company during or respecting its last fiscal year ended December 31, 1995, no person who, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of equity securities of the Company or any other person known to be subject to
Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act, except that David N. Pierce failed to timely report his conversion of shares of the Company's preferred stock into 500 shares of Common Stock; two reports filed on behalf of trusts which Thomas B. Lovejoy acts as trustee for the benefit of his children were filed less than one month late; Mr. Lovejoy's initial statement of ownership was filed less than one month late and incorrectly overstated the number of shares of Common Stock held by Mr. Lovejoy; Scott J. Duncan failed to report his gifting of 1,500 shares of Common Stock prior to becoming a director on his initial statement of ownership; Robert I. Coward filed one report two days late; Marc W. Eller, a former director, did not timely report his initial ownership or subsequent conversion of preferred stock into Common Stock; MML Management, Ltd., previously a holder of more than 10% of the Common Stock outstanding during the year but which now holds less than such amount, failed to timely report its initial statement of ownership; and Charles C. Rumsey and the Wood River Trust, previously beneficial holders of more than 10% of the Common Stock outstanding during the year but who now hold less than such amount, failed to file any reports required by Section 16(a).



- ------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

- ------------------------------------------------------------------------------

SUMMARY COMPENSATION

      The following table sets forth, for the last three fiscal years of the Company, the annual and long term compensation earned by, awarded to, or paid to the person who was chief executive officer of the Company as of the end of the last fiscal year. None of the Company's other executive officers as of the end of the last fiscal year received total annual salary and bonuses in excess of $100,000 for all services rendered in all capacities to the Company and its subsidiaries.

                                             Long Term Compensation

                      Annual Compensation        Awards       Payouts

     (a)       (b)    (c)    (d)     (e)      (f)      (g)      (h)    (i)
                                    Other           Securities
               Year                Annual  RestricteUnderlying         All
              Ended                Compen-  d Stock  Options/  LTIP   Other
   Name and    Dec.  Salary Bonus  sation  Award(s)    SARs   PayoutsCompen-
  Principal    31,   ($)(1)  ($)     ($)      ($)     (no.)     ($)   sation
   Position                                                            ($)


David N.       1995 $120,000 --     --       --        100,000 --     --
Pierce
President      1994  $99,569 --     --       --        500,000 --     --
(CEO)
               1993  $90,000 --     --       --        150,000 --     --


(1) Figures shown represent the compensation component of amounts paid to Pierce-Arrow Management, Inc., owned by David N. and Andrew W. Pierce. See "ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS: Transactions Between Related Parties."


OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth information respecting all individual grants of options and stock appreciation rights ("SARs") made during the last completed fiscal year to the chief executive officer of the Company.
     (a)           (b)           (c)           (d)           (e)
                Number of     % of Total
                Securities   Options/SARs
                Underlying    Granted to
               Options/SARs   Employees    Exercise or
     Name     Granted (no.) During Fiscal   Base Price    Expiration
                                 Year       ($/share)        Date


David N.
Pierce           100,000         8.5%         $3.00       October 6,
President                                                    2000
(CEO)

      On October 6, 1995, the Company granted options to purchase 100,000 shares of common stock, subject to adjustment for certain events of dilution, to Mr. David Pierce. See below for a discussion of the terms of such options. AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION/SAR VALUES

      The following table sets forth information respecting the exercise of options and SARs during the last completed fiscal year by the chief executive officer of the Company and the fiscal year end values of unexercised options and SARs.

     (a)           (b)           (c)            (d)             (e)
                                             Number of
                                            Securities       Value of
                                            Underlying      Unexercised
                                            Unexercised    In-the-Money
                                          Options/SARs at Options/SARs at
                                           FY End (no.)     FY End ($)

                  Shares                   Exercisable/
     Name      Acquired on  Value Realized Unexercisable   Exercisable/
              Exercise (no.)     ($)                       Unexercisable


David N.
Pierce
President                                 350,000/400,000
(CEO)               --            --            (1)       $56,250/-- (2)


(1) Includes options to purchase 100,000 shares of Common Stock at any time through October 6, 2000, at an exercise price of $3.00 per share; 150,000 shares of Common Stock at any time through May 7, 1998, at an exercise price of $1.50 per share; and 500,000 shares of Common Stock exercisable in installments of 100,000 shares per year commencing in June 1995, at an exercise price of $3.00 per share.
(2) Based on the bid price for the Company's Common Stock of $1.875 on December 31, 1995.


EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL

     On June 10, 1994, the Company entered into three-year employment agreements, effective January 1, 1995, with David N. Pierce and Andrew W. Pierce, each of whom is an officer and director, providing for annual salaries during 1995 of $120,000 and $90,000, respectively, with annual increases of at least 7.5%, as determined by the Company's board of directors or a compensation committee. Each employment agreement, as amended, provides that on the initiation of the Company's first test well in its Baltic Concession in Poland, the executive employee is entitled to receive a bonus in the form of a $100,000 credit that may be applied against the exercise of options to purchase Common Stock. The term of such employment agreements are automatically extended for an additional year on the anniversary date of each such agreement. In the event of termination of employment resulting from a change in control of the Company not approved by the Board of Directors, each of the above employees would be entitled to a termination payment equal to 150% of his annual salary at the time of termination and the value of previously granted employee benefits, including the repurchase of outstanding options.

OPTIONS AND WARRANTS TO OFFICERS, DIRECTORS AND EMPLOYEES

     The Company currently has outstanding options to purchase an aggregate of 2,300,000 shares that have been granted to officers, directors and employees of the Company. Of such options, 825,000 contain vesting limitations contingent on continuing association with the Company. Options held by officers, directors and employees are exercisable at prices of between $1.50 and $3.00 per share. Options issued to executive officers and directors contain terms providing that in the event of a change in control of the Company and at the election of the optionee, in consideration of the cancellation of unexercised options, the Company will pay to the optionee an amount equal to the number of unexercised options multiplied by the amount by which the fair market value of the Common Stock as of the date preceding the date of the change of control exceeds the option exercise price. The grants of options to officers and directors were not the result of arm's length negotiations.

BOARD MEETINGS AND COMMITTEES

     The board of directors had two formal meeting(s) during the 1995 fiscal year, at which all of the directors were in attendance. The directors also met informally on several occasions throughout the year and discussed the business and affairs of the Company. Additionally, the board of directors took several actions through unanimous written consents of lieu of meetings. In June 1996, the Board of Directors appointed Messrs. Lovejoy and Raven to the audit and compensation committees. Such committees have not yet met.

DIRECTORS' COMPENSATION

     In connection with Mr. Raven's appointment to the board of directors, the Company issued 6,000 shares of Common Stock to Mr. Raven as compensation for services to be provided as a director. The Company has agreed to issue 6,000 shares to Mr. Raven on the anniversary date of his appointment as a director each year that he continues to serve as a director.


- ------------------------------------------------------------------------------

                    PROPOSAL NO. 2:  CHANGE OF COMPANY NAME

- ------------------------------------------------------------------------------

      The first Article of the Company's Articles of Incorporation currently reads as follows: "The name of the Corporation shall be Frontier Oil Exploration Company."

      In the course of its various business activities, the Company has encountered a number of other companies that utilize the word "Frontier" as the first word of their name, which has the potential of being confusing to the Company's shareholders and third parties. Accordingly, the board of directors has approved a change in the name of the Company to FX Energy, Inc. If the proposal to change the name is approved, Article I of the Company's Articles of Incorporation will read as follows:

                 The name of the Corporation is FX Energy, Inc.

      Stock certificates for Common Stock may be retained by shareholders and need not be exchanged for certificates bearing the Company's new name. Stock certificates reflecting the name FX Energy, Inc., will be issued to shareholders upon any sale or registration of transfer of shares of Common Stock following the effectiveness of the name change.

VOTE REQUIRED


      Amendment of the Company's Articles of Incorporation requires approval by a majority of the shares of Common Stock issued and outstanding. Abstentions and broker non-votes will have the same legal effect as a vote against the amendment.

      The board of directors recommends a vote "FOR" amendment of the Articles of Incorporation to change the Company's name to FX Energy, Inc. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for approval of the amendment to the Articles of Incorporation.


- ------------------------------------------------------------------------------

            PROPOSAL NO. 3:  APPROVAL OF 1995 OPTION AND AWARD PLAN

- ------------------------------------------------------------------------------

GENERAL

     On August 31 1995, the board of directors of the Company approved the terms of a 1995 Stock Option and Award Plan (the "Plan"). In order for certain of the Plan's provisions to be effective, it must be approved by the shareholders of the Company and is being submitted for such approval pursuant to this Proxy Statement. If the Plan is approved, it will be deemed to be the Plan of the Company, as discussed above.

     In the following paragraphs a summary of the terms of the Plan is provided. The following summary is qualified in its entirety by the provisions of the Plan, the form of which is attached hereto at Tab A.

PLAN SUMMARY

     The board of directors of the Company believes that it is important that employees and other individuals who contribute to the success of the Company have a stake in the enterprise as shareholders. Consistent with this belief, the award of stock options will be an important element of the Company's compensation program.

     The Plan is intended to (a) attract competent directors, executive personnel, and other employees, (b) ensure the retention of the services of existing directors, executive personnel and employees, and (c) provide incentives to all of such personnel to devote the utmost effort and skill to the advancement and betterment of the appropriate corporation by permitting them to participate in ownership and thereby permitting them to share in increases in the value which they help produce.

     The Plan is to be administered either by the board of directors or by a committee (the "Committee") to be appointed from time to time by such board of directors. Awards granted under the Plan may be incentive stock options ("ISOs") as defined in the Code, appreciation rights, options which do not qualify as ISOs, or stock bonus awards and are awarded to employees, including officers and directors, who, in the opinion of the board or the Committee, have contributed, or are expected to contribute, materially to the success of the Company. In addition, at the discretion of the board of directors or the Committee, options or bonus stock may be granted to individuals who are not employees but contribute to the success of the Company.

     The exercise price of options granted under the Plan is based on the fair market value of the underlying capital stock at the time of grant and, in the case of ISOs, may not be less than 100% of the fair market value of such capital stock on the date the option is granted (110% of the fair market value in the case of 10% shareholders). Options granted under the Plan shall expire not later than ten years after the date of grant (five years in the case of ISOs granted to 10% shareholders). The option price may be paid by cash or, at the discretion of the board of directors or Committee, by delivery of shares of capital stock of the Company already owned by the optionee (valued at their fair market value at the date of exercise), or a combination thereof.

     All of the employees, officers, and directors of the appropriate corporation are eligible to participate under the Plan. A maximum of 500,000 shares are available for grant under the Plan. The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards are determined by the board of directors or the Committee, in their sole discretion; provided, however, that in no event may the aggregate fair market value of shares for which an ISO is first exercisable in any calendar year by any eligible employee exceed $100,000.

     The aggregate number of shares with respect to which options or stock awards may be granted under the Plan, the number of shares covered by each outstanding option, and the purchase price per share, shall be adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares or other increase or decrease in such shares effected without substantial dilution or enlargement of rights granted to or available for eligible participants in the Plan. In the case of an ISO, the ratio of the option price immediately after the change to the fair market value of the stock subject to the option immediately after the corporation transaction must not be more favorable to the optionee on a share by share basis than the ratio of the old option price to the fair market value of the stock subject to the option immediately before such transaction. All such adjustments shall be made by the board or the Committee, whose good faith determination shall be binding absent manifest error.

     The board of directors may from time to time alter, amend, suspend, or discontinue the Plan with respect to any shares as to which options or stock awards have not been granted. However, no such alternation or amendment (unless approved by the shareholders) shall (a) increase (except in the event of an event of dilution) the maximum number of shares for which options or stock awards may be granted under the Plan either in the aggregate or to any eligible employee; (b) reduce (except in the event of an event of dilution) the minimum option prices which may be established under the Plan; (c) extend the period or periods during which options may be granted or exercised; (d) materially modify the requirements as to eligibility for participation in the Plan; (e) change the provisions relating to events of dilution; or (f) materially increase the benefits accruing to the eligible participants under the Plan.

CERTAIN TAX MATTERS

     A participant to whom a nonqualified option is granted will not realize income at the time of the grant. Upon exercise of the option, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taxable to the optionee as ordinary income. The tax basis to the optionee for the stock acquired is the exercise price plus the amount recognized as income. The Company will be entitled to a deduction equal to the amount of the ordinary income realized by the optionee in the taxable year which includes the end of the optionee's taxable year in which he realizes the ordinary income. When shares acquired pursuant to the exercise of the option are disposed of, the holder will realize additional capital gain or loss equal to the difference between the sales proceeds and his tax basis in the stock.

     If a participant to whom an option is granted exercises such option by payment of the exercise price in whole or in part with previously owned shares, the optionee will not realize income with respect to the number of shares received on exercise which equals the number of shares delivered by the optionee. The optionee's basis for the delivered shares will carry over to the option shares received. With regard to the number of nonqualified option shares0 received which exceeds the number of shares delivered, the optionee will realize ordinary income at the time of exercise; the optionee's tax basis in these additional option shares will equal the amount of ordinary income realized plus the amount of any cash paid.

     Recipients of ISOs will not be required to recognize income at the time of the grant of the options or at the time of exercise of the options as long as the stock received on exercise is held for at least two years form the date of the grant of the ISOs or one year from the date of exercise (although the difference between the fair market value of the stock and the exercise price paid at the time of exercise must be taken into account for alternative minimum tax purposes). If the stock received upon exercise of an ISO is disposed of prior to the expiration of either of such time periods, the employee will be required to recognize as ordinary income the amount by which the fair market value of the stock received at the time of exercise exceeds the exercise price of the ISOs.

     Under the Plan, stock appreciation rights ("SARs") can be granted at the time an option is granted with respect to all or a portion of the shares subject to the related option. SARs can only be exercised to the extent the related option is exercisable and cannot be exercised for the six month period following the date of grant, except in the event of death or disability of the optionee. The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs, thus maintaining a balance between outstanding options and SARs. SARs permit the holder to receive an amount (in cash, shares, or a combination of cash and shares, as determined by the board of directors at the time of grant) equal to the number of SARs exercised multiplied by the excess of the fair market value of the shares on the exercise date over the exercise price of the related options.

     Under the terms of the Plan, the board of directors or the Committee may also grant stock awards which may, at the discretion of the board of directors or Committee, be subject to forfeiture under certain conditions. Recipients of stock awards will realize ordinary income at the time of the lapse of any forfeiture provisions equal to the fair market value of the shares less any amount paid in connection with the issuance (the board of directors or the Committee can require the payment of par value at the time of the grant). The appropriate corporation will realize a corresponding compensation deduction. The holder will have a basis in the shares acquired equal to any amount paid on exercise plus the amount of any ordinary income recognized by the holder. On sale of the shares, the holder will have a capital gain or loss equal to the sale proceeds minus his basis in the shares.

ISSUANCE OF OPTIONS PURSUANT TO THE PLAN

     At the time of adoption of the Plan, the board of directors also approved the grant of options to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $1.50 per share under the Plan. If the Plan is approved by the shareholders at the Annual Meeting, these options will qualify as ISOs and be subject to the treatment described above.


VOTE REQUIRED

     Adoption the Plan requires the approval of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same legal effect as a vote against the approval of the Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN. IT IS INTENDED THAT, IN THE ABSENCE OF CONTRARY SPECIFICATIONS, VOTES WILL BE CAST PURSUANT TO THE ENCLOSED PROXIES FOR THE APPROVAL OF THE PLAN.

- ------------------------------------------------------------------------------

                         INDEPENDENT PUBLIC ACCOUNTANTS

- ------------------------------------------------------------------------------

      The selection of the Company's auditors will not be submitted to the shareholders for their approval in the absence of a requirement to do so. It is anticipated that representatives of Coopers & Lybrand LLP will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

- ------------------------------------------------------------------------------

                             SHAREHOLDER PROPOSALS

- ------------------------------------------------------------------------------

      No proposals have been submitted by shareholders of the Company for consideration at the Annual Meeting. It is anticipated that the next annual meeting of shareholders will be held during May 1997. Shareholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 1997 annual meeting of shareholders of the Company, provided such proposals
are received by the Company no later than            , 1997, and are otherwise
in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.

- ------------------------------------------------------------------------------

                                 OTHER MATTERS

- ------------------------------------------------------------------------------

     Management does not know of any business other than that referred to in the Notice which may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

     In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending the meeting.

                              By Order of the Board of Directors

                              FRONTIER OIL EXPLORATION COMPANY



                              Andrew W. Pierce, Secretary



Salt Lake City, Utah
June   , 1996

                                     PROXY

ANNUAL MEETING OF THE SHAREHOLDERS OF                   (THIS PROXY IS SOLICITED
FRONTIER OIL EPLORATION COMPANY                                       ON BEHALF
ON          , 1996                                   OF THE BOARD OF DIRECTORS)

      The undersigned hereby appoints David N. Pierce and              proxies,
with full power of substitution, to vote the shares of common stock of Frontier Oil Exploration Company (the "Company"), which the undersigned is entitled to vote at the annual meeting of shareholders of the Company ("Annual Meeting") to
be held at                                , Salt Lake City, Utah       , on
              ,                  , 1996, at   :   p.m., local time, or any
adjournment(s) thereof, such proxies being directed to vote as specified below. IF NO INSTRUCTIONS ARE SPECIFIED, SUCH PROXY WILL BE VOTED "FOR" EACH PROPOSAL.

      To vote in accordance with the board of directors' recommendations, sign below. The "FOR" boxes may, but need not, be checked. To vote against any of the recommendations, check the appropriate box marked "AGAINST" below. To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked "WITHHOLD AUTHORITY" below.

      The board of directors recommends votes "FOR" the following proposals, each of which has been proposed by the board of directors:

      1. To elect each of the following nominees to serve as a director for a term expiring at the annual meeting of the shareholders of the Company for the year indiciated next to the nominee's name and until a successor is elected and qualified. To withhold your vote for any individual nominee, strike a line through such nominee's name;

                            Andrew W. Pierce (1997)
                             Scott J. Duncan (1998)
                            Thomas B. Lovejoy (1998)
                             David N. Pierce (1999)
                             Peter L. Raven (1999)

      2. To approve the amendment of the Company's articles of incorporation to change its corporated name from "Frontier Oil Exploration Company" to "FX Energy, Inc.";
            FOR         [ ]   AGAINST     [ ]         WITHHOLD AUTHORITY   [ ]

      3. To approve the Frontier Oil Exploration Company 1995 Stock Option and Award Plan; and
            FOR         [ ]   AGAINST     [ ]         WITHHOLD AUTHORITY   [ ]

      4. To transact such other business as may properly come before the Annual Meeting.
            FOR         [ ]   AGAINST     [ ]         WITHHOLD AUTHORITY   [ ]

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF
THE COMPANY.  WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.   IF YOUR
SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Dated:                              Number of Shares Held of Record

Number of Shares Held at a Brokerage or Clearing House


Name of Brokerage or Clearing House



Signature                          Signature (if held jointly)


Print Name                         Print Name

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY TO:
            FRONTIER OIL EXPLORATION COMPANY
            3006 SOUTH HIGHLAND DRIVE SUITE 206
            SALT LAKE CITY, UTAH  84106